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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report:   June 22, 2001
Date of earliest event reported:    June 11, 2001


                          RELIANCE GROUP HOLDINGS, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-8278                13-3082071
   -----------------------  ---------------------------  -----------------
      (State or other        (Commission File Number)     (IRS Employer
      jurisdiction of                                     Identification
       incorporation)                                          No.)

                   5 Hanover Square
                   New York, New York
              -----------------------------                      10005
        (Address of principal executive offices)               (Zip Code)


                                 (212) 858-3600
            --------------------------------------------------------
              (Registrant's telephone number, including area code)

                                      None
            --------------------------------------------------------
             (Former name or address, if changed since last report)




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ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

        On June 11, 2001, Reliance Group Holdings, Inc. ("RGH") and Reliance Financial Services Corporation ("RFS"), its wholly-owned subsidiary, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Court"). The cases have been consolidated for the purpose of joint administration under the caption In re Reliance Group Holdings, et. al Case No. 01-13404 (AJG), and were assigned to Judge Arthur J. Gonzalez.

        RGH and RFS elected to file for Chapter 11 relief in order to implement a financial restructuring of the companies. An agreement in principal has been reached with holders of the majority of RFS' bank debt and with an ad hoc committee consisting of holders of approximately 50% of the outstanding principal amount of RGH's 9% Senior Notes and holders of approximately 50% of the outstanding principal amount of RGH's 9 3/4 % Senior Subordinated Debentures, on the major economic terms of a plan of reorganization.

        Under the terms of the agreement in principal, RFS' lenders will receive new 10-year notes issued by the reorganized RFS that will bear interest in kind at RFS' option and be payable solely from dividends or other distributions received by the reorganized RFS from Reliance Insurance Company ("RIC"), a wholly-owned subsidiary of RFS. All current common stock of RGH and RFS will be extinguished. RFS' bank lenders will receive 86% of the voting power of the reorganized RFS and be entitled to 100% of all cash recoveries of the reorganized RFS (other than dividends or other distributions received from RIC) until such time that the bank lenders shall have received from such cash recoveries of the reorganized RFS an amount equal to the portion of the RGH excess cash distributed to RIC under the proposed restructuring, plus interest. After that point, RFS' bank lenders will be entitled to 86% of all cash recoveries of the reorganized RFS, excluding all distributions from RIC. The remaining interest in the reorganized RFS, including cash recoveries from RIC after full repayment of the new notes, will be distributed to RGH bondholders and holders of allowed general unsecured claims against RGH on a pro rata basis based on the claims of such creditors. In addition, the reorganized RGH will issue 100% of its new common stock to RGH bondholders and holders of the allowed general unsecured claims. The proposed plan also provides for the distribution, following payment of administrative expenses and priority claims, of excess cash of RGH to the RGH bondholders, holders of allowed general unsecured claims against RGH and RIC on a pro rata basis based on the claims of the those bondholders and holders of allowed general unsecured claims as of November 15, 2000 and the claims of RIC as of September 30, 2000 (less any claims of the Internal Revenue Service paid by RGH on account of RIC). All distributions made to the RGH bondholders under the proposed plan will be divided amount the holders of the 9% Senior Notes and the holders of the 9 3/4 Senior Subordinated Debentures on a 85.4% - 14.6% basis.

        The terms contained in the agreement in principal will form the basis for a plan of reorganization to be filed with the Court at a later date. Any plan of reorganization is subject to approval of the Court.

        As previously reported, RIC was placed in rehabilitation by the Commonwealth Court of Pennsylvania upon request of the Pennsylvania Department of Insurance, with the consent of RIC> RIC, in rehabilitation under the Pennsylvania Insurance Commissioner, is a major creditor of RGH. RGH as had discussions with the Pennsylvania Department of Insurance regarding the terms of the agreement in principal. The Department, however, has not approved the terms. On June 11, the Department filed a complaint with the Commonwealth Court of Pennsylvania seeking to impose a constructive or resulting trust on RGH's cash and to enjoin any disbursements of the cash. RGH disputes the allegations contained in the complaint.

        Safe Harbor Statement Under the Private Securities Litigation Reform Act if 1995

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This report contains certain forward-looking statements within the meaning of the federal securities laws, all of which are intended to be covered by the safe harbors created thereby. These statements include all statements regarding RGH's intent, belief and expectations (such as statements concerning RGH's intent to file a plan of reorganization based on the agreement in principle) and any other statements with respect to matters other than historical fact. Investors are cautioned that all forward-looking statements involve known and unknown risks and uncertainties (some of which are beyond the control of RGH) including, without limitation, the ability of RGH to implement a restructuring, including a restructuring containing the terms set forth in the agreement in principal, the ability of RGH to operate successfully under Chapter 11, the ability of the Company to obtain necessary approvals of a plan, and the ability of RGH to obtain necessary Court approvals. Moreover, although RGH believes that any assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could prove to be inaccurate. Therefore, in light of these known and unknown risks and uncertainties, there can be no assurances that the forward-looking statements contained herein will prove to be accurate and the inclusion of such information should not be regarded as a representation by RGH or any other person that the forward-looking statements included in this report will prove to be accurate. RGH undertakes no obligation to update any forward-looking statements contained in the report.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

        None



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed hereunto duly authorized.


                             RELIANCE GROUP HOLDINGS, INC.
                             (Registrant)


                             By
                                /S/ GEORGE E. BELLO
                                Name:  George E. Bello
                                Title: President and Chief Executive Officer


DATE:  June 22, 2001




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